Ex 99.906.CERT

Aspiriant Risk-Managed Capital Appreciation Fund

Exhibit 19(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED

PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Benjamin Schmidt, Principal Executive Officer of Aspiriant Risk-Managed Capital Appreciation Fund, certify to my knowledge that:

1.	The Form N-CSR of the registrant for the period ended September 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	12/6/2024	/s/ Benjamin Schmidt
Benjamin Schmidt
President and Principal Executive Officer

I, Laura Boucher, Principal Financial Officer of Aspiriant Risk-Managed Capital Appreciation Fund, certify to my knowledge that:

1.	The Form N-CSR of the registrant for the period ended September 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	12/6/2024	/s/ Laura Boucher
Laura Boucher
Treasurer and Principal Financial Officer

Signed originals of the written statements required by Section 906 have been provided to the Aspiriant Risk-Managed Capital Appreciation Fund, and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.